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                                                                    EXHIBIT 8.1

                        [VINSON & ELKINS LETTERHEAD]





                              October 10, 1995


HarCor Energy, Inc.
Five Post Oak Park
4400 Post Oak Parkway, Suite 2220
Houston, Texas 77027

Gentlemen:

         We have acted as tax counsel to HarCor Energy, Inc. (the "Company") in connection with the Registration Statement on Form S-4 of the Company filed with the Securities and Exchange Commission on August 21, 1995 (the "Registration Statement") and hereby confirm to you our opinion as set forth under the heading "Certain Federal Income Tax Considerations" in the Prospectus relating thereto.

         We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement and the reference to us in the Prospectus under the headings "Certain Federal Income Tax Considerations" and "Legal Matters". In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                           Very truly yours,



                                           VINSON & ELKINS L.L.P.